UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  January 22, 2014
Texas South Energy, Inc.
(Exact name of the Company as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, TX 77056
(Address of principal executive offices and Zip Code)

The Company's telephone number, including area code: (713) 209-2950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On January 22, 2014, Texas South Energy, Inc. (the “Company”) entered into a Contract for Sale with the owner of mineral interests in 86.69 acres in Lavaca County, Texas (the “Acreage”) pursuant to which the Company acquired a 37.5% interest in the Acreage’s mineral rights, including the oil and gas rights  (the “Acquired Interest”).  In exchange for the Acquired Interest, the Company paid the seller $270,000 in cash and agreed to issue him 2,000,000 shares of the Company’s common stock.

Item 2.01 - Completion of Acquisition or Disposition of Assets

As more fully described in Item 1.01 above, on January 22, 2014, the Company acquired a 37.5% interest in the Acreage’s mineral rights in exchange for $270,000 in cash and the issuance of 2,000,000 shares of the Company’s common stock.  The Acreage is included in the Eagle Ford Shale located in South Texas.  To date, no oil and gas reserves have been discovered on the Acreage, and there is no assurance that oil and gas reserves will ever be discovered on the Acreage.  Even if reserves are discovered on the Acreage, we do not know if any such prospect will contain oil or gas in sufficient quantities or quality to recover drilling and completion costs or to be economically viable.  Accordingly, there is no assurance we will ever report proved reserves in our SEC filings.

Our mineral rights are currently subject to an existing oil, gas and mineral lease with an independent producer of oil and gas in the Eagle Ford Shale.  Pursuant to the lease, Texas South is entitled to a royalty payment equal to 37.5% of 0.1875% of the sale proceeds, if any, actually received from the production of oil and gas from the Acreage.  As of January 22, 2014, no wells were drilled on the Acreage and no definitive plans were announced as to when, if ever, the lessee would commence drilling on the Acreage.  If the lessee does not produce oil or gas in paying quantities by December 2014, the lease will terminate.

In addition, we acquired the right to lease 100% of the mineral rights underlying the Acreage to any third party; so long as such lease requires a royalty payment of at least 1/6 of the oil and gas produced from the Acreage to the holders of the mineral rights.

Item 3.02 - Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on January 22, 2014, the Company agreed to issue the seller of the Acquired Interests 2,000,000 shares of the Company’s common stock.

In connection with a private placement of our common stock, on January 22, 2014, the Company issued an aggregate of 8,750,000 shares of its common stock at a purchase price of $0.05 per share receiving gross proceeds of $437,500.  The Company intends to use the proceeds from the private placement in connection with the acquisition of the Acquired Interests and for general corporate purposes.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act, Regulation D under the Act, Regulation S under the Act and in reliance on similar exemptions.  No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit
No.	Description
10.1	Contract For Sale, dated effective January 22, 2014 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 27, 2014

TEXAS SOUTH ENERGY, INC.

By:	/s/James Askew
James M. Askew
Chief Executive Officer